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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 10, 2001
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                            MOYCO TECHNOLOGIES, INC.
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               (Exact name of Registrant as specified in charter)


       Pennsylvania                       0-04123                 23-1697233
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(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation)                  File Number)         Identification No.)


 200 Commerce Drive, Montgomeryville, PA                           18936
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 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (215) 855-4300
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         (Former name or former address, if changed since last report.)




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Item 2. Acquisition or Disposition of Assets.

         On January 10, 2001 Moyco Technologies, Inc. ("Moyco" or the "Company") entered into a definitive Asset Purchase Agreement (the "Agreement") to sell all of the Assets relating to its business of manufacturing, marketing and distributing dental supplies, including all such assets owned by its subsidiaries, Sweet Pea Technologies, Inc. and Thompson Dental Mfg., Inc., to Miltex Instrument Company, Inc. ("Miltex" or the "Purchaser").

         The aggregate consideration for the assets of the dental supplies business segment consists of $17,000,000, subject to net working capital adjustments, set forth in Section 1.4 of the Agreement, which operate as follows:

         o Moyco and Miltex have agreed, under the terms of the Agreement, to adjust the purchase price payable at the closing for the assets of the dental supplies business segment if there is more than a $250,000 difference between the estimated net working capital (as determined by Moyco) of the dental supplies business segment as of the date immediately prior to the closing date of the sale (the "Estimated Net Working Capital") and $3,950,000. If the difference between the Estimated Net Working Capital and $3,950,000 is greater than $250,000, such event will be an "Adjustment Event" and the amount payable by Miltex at the closing will be (i) increased if and by the amount that the Estimated Net Working Capital exceeds $3,950,000, or (ii) decreased if and by the amount that $3,950,000 exceeds the Estimated Net Working Capital. If the difference between the Estimated Net Working Capital and $3,950,000 is less than $250,000, such event will be a "Non-Adjustment Event".

         o Moyco and Miltex have also agreed that there may be a second purchase price adjustment, which will take place subsequent to the closing, based on the Actual Net Working Capital (as hereinafter defined) of the dental supplies business segment. This second adjustment operates as follows: Subsequent to the closing, Miltex will prepare a net working capital calculation of the dental supplies business segment as of the date immediately prior to the closing date of the sale. Moyco, under the terms of the Agreement, will have the opportunity to contest Miltex's calculation. Any disagreements between Miltex and Moyco are to be resolved by PricewaterhouseCoopers, a neutral accounting firm. This net working capital calculation, prepared by Miltex and either accepted by Moyco or finally determined by PricewaterhouseCoopers, will be the "Actual Net Working Capital". At the closing, Moyco and Miltex will escrow $1,000,000 (the "Escrow") from the sale proceeds to secure Moyco's obligations in the event that (i) there is an Adjustment Event and the Estimated Net Working Capital equals or exceeds the amount of the Actual Net Working Capital, or
              (ii) there is a Non-Adjustment

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              Event and $3,950,000 exceeds the Actual Net Working Capital, as more fully described below.

         o If there is an Adjustment Event, and if the amount of the Actual Net Working Capital equals or exceeds the amount of the Estimated Net Working Capital, the appointed escrow agent, PNC Bank, will deliver to Moyco the entire Escrow. If, on the other hand, there is an Adjustment Event and the amount of the Estimated Net Working Capital exceeds the amount of the Actual Net Working Capital, then the appointed escrow agent will pay the amount of such excess to Miltex out of the Escrow. The balance of the Escrow, if any, will then be delivered to Moyco. In the event that the Estimated Net Working Capital exceeds the amount of the Actual Net Working Capital and such excess exceeds the Escrow, Moyco will pay the amount of any such insufficiency to Miltex. In the event that the Actual Net Working Capital exceeds the amount of the Estimated Net Working Capital and such excess exceeds the Escrow, then Miltex will pay the amount of any such insufficiency to Moyco.

         o If there has been a Non-Adjustment Event, and if the amount of the Actual Net Working Capital equals or exceeds $3,950,000, the appointed escrow agent will deliver to Moyco the entire Escrow. If, on the other hand, $3,950,000 exceeds the amount of the Actual Net Working Capital, the appointed escrow agent will pay the amount of such excess to Miltex out of the Escrow. The balance of the Escrow, if any, will then be delivered to Moyco. In the event that the Actual Net Working Capital equals or exceeds $3,950,000 and such excess exceeds the Escrow, then Miltex will pay the amount of any such insufficiency to Moyco. In the event that $3,950,000 exceeds the amount of the Actual Net Working Capital and such excess exceeds the Escrow, then Moyco will pay the amount of any such insufficiency to Miltex.

         In addition, Miltex will also assume certain liabilities of Moyco, including: (i) tax liabilities for periods after the closing of the transaction;
(ii) all trade accounts payable and accrued expenses of Moyco and its Subsidiaries incurred in the ordinary course of operating the business; (iii) liabilities arising from or in connection with equipment leases; and (iv) liabilities after the closing date arising from or incurred in connection with contracts and agreements relating to the assets purchased under the Agreement or the operation of the dental products business.

         Further, both the Company and the Purchaser have agreed to indemnify each other from and against any and all claims and liabilities arising from or in connection with (i) a breach of any representation or warranty contained in or made pursuant to this Agreement; (ii) non-fulfillment of any agreement or covenant contained in or made pursuant to this Agreement; or (iii) in the case of the Company, certain liabilities not assumed by the Purchaser.


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         In connection with the acquisition, Mr. Marvin E. Sternberg, the Chief
Executive Officer of Moyco, entered into a Voting Agreement with Miltex, pursuant to which he agreed to vote his shares (i) in favor of adoption and approval of the Agreement, the plan of asset transfer, the acquisition by Miltex of the assets and each of the other actions contemplated by the Agreement and
(ii) except as otherwise agreed to in writing in advance by the Buyer, against the following actions (other than the acquisition, the plan of asset transfer and the transactions contemplated by the Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company; or (C) (1) any change in a majority of the persons who constitute the Board of Directors of the Company; (2) any material amendment of the Company's Certificate of Incorporation or By-laws; or
(3) any other action involving the Company which has the effect of impeding, interfering with, delaying, postponing, or impairing the ability of the Company to consummate the transactions contemplated by the Agreement.

         In addition, Mr. Sternberg, pursuant to the Voting Agreement, agreed not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to any of his shares, or any shares acquired after the date hereof; (ii) grant any proxies or powers of attorney, deposit any shares into a voting trust or enter into a voting agreement with respect to any shares; or (iii) take any action that would make any of his representations or warranties untrue or incorrect.

         The Voting Agreement, and the obligations of Mr. Sternberg thereunder, will terminate upon the earlier of the closing of the transaction under the Agreement or termination of the Agreement pursuant to its terms.

         Moyco has also announced its intention to distribute the net proceeds of the sale, after payment of escrow and expenses, transaction costs, taxes and certain debt, to its shareholders of record on a yet to be determined record date. Moyco shareholders of record will maintain their equity position in Moyco Technologies, Inc.

         Miltex has also agreed to engage Marvin E. Sternberg, Chairman of the Board, President and Chief Executive Officer of Moyco, to provide consulting services to Miltex in connection with the transition of the dental supplies business segment from Moyco to Miltex and Miltex's operation of the dental supplies business segment thereafter, and in connection with Miltex's development and commercial exploitation of an alternative alloy formulation for rotary endodontic file products. Mr. Sternberg will be compensated at the rate of $400,000 per year over the five-year term of his consulting engagement, pursuant to the terms of a Consulting Agreement, to be executed at the closing. Mr. Sternberg may also earn additional compensation under the Consulting Agreement if and to the extent that Miltex's profitability is increased by the sale of

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an alternative alloy formulation for endodontic instruments.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)(b) Financial Statements of Businesses Acquired and Pro Forma Financial Information

         The financial statements of the registrant shall be submitted to the Commission on an amended Form 8-K, to be filed at such time when the required financial statements have been prepared, in no event later than 60 days of the filing of this Form 8-K.

(c) Exhibits. The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

   2.1* Asset Purchase Agreement dated as of January 10, 2001 by and between Moyco Technologies, Inc., Thompson Dental Mfg., Inc., Sweet Pea Technologies, Inc., and Miltex Instruments Company, Inc.

   2.2*     Voting Agreement dated as of January 10, 2001 by and between Marvin
            E. Sternberg and Miltex Instruments Company, Inc.

   2.3* Form of Consulting Agreement between Marvin E. Sternberg and Miltex Instruments Company, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2001                  Moyco Technologies, Inc.
                                         (Registrant)

                                         By /s/ Marvin E. Sternberg
                                            -----------------------------------
                                            Marvin E. Sternberg
                                            Chief Executive Officer




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